EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on
Form S-3 of our report dated February 22, 2005, except as to Note R, the date of which is March 31, 2005, on our audit of the consolidated financial statements of Milestone Scientific, Inc. and subsidiaries as of December 31, 2004 and for the year then ended, which report appears in the 2004 annual report on Form
10-KSB of Milestone Scientific, Inc. We also consent to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Eisner LLP

New York, New York
June 7, 2005